EXHIBIT 23.2

                       CONSENT OF ANDERSON ASSOCIATES, LLP


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                      [ANDERSON ASSOCIATES, LLP LETTERHEAD]




                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
WHG Bancshares Corporation
1505 York Road
Lutherville, Maryland  21093


         We consent to the incorporation by reference in this Registration Statement of WHG Bancshares Corporation on Form S-8 of our report dated November 14, 2000, incorporated by reference in the annual Report on Form 10-KSB of WHG Bancshares Corporation for the year ended September 30, 2000.



/s/ ANDERSON ASSOCIATES, LLP



February 5, 2001
Baltimore, Maryland